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                                                                 EXHIBIT 10.1(r)

                               SERVICE AGREEMENT


CUSTOMER:

Name:  PMT Services, Inc.          Phone:  615/254-1539
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City:  Brentwood,      State:  TN    Zip:  37027
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Subject to the terms and conditions of this Service Agreement and such exhibits or attachments as may now or hereafter be attached hereto, please enter my order for Global Payment Systems, LLC's ("Global") electronic data processing Services or System ("Services") for an initial term of three (3) year(s).


Customer:

PMT SERVICES, INC.                     Global Payment Systems LLC


By:  /s/  J. T. Stewart                By:  /s/  E. M. Ingram
   -------------------------------        ---------------------------

Typed Name:  Joseph T. Stewart         Typed Name:  E. M. Ingram
           -----------------------                -------------------

Title:  Chief Operating Officer        Title:  Senior Vice President
      ----------------------------           ------------------------

Date:  March 24, 1997                  Date:  March 28, 1997
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Address:                               Address:

Two Maryland Farms, Suite 200          4 Corporate Square
Brentwood, TN  37027                   Atlanta, GA  30329-2010
Attention:                             Attention:  Office of Corporate Secretary


                             TERMS AND CONDITIONS
                             --------------------

1. GLOBAL SERVICES: According to the terms of this Agreement ("Agreement"), Global will furnish PMT Services and its wholly owned subsidiaries (PMT Services and its wholly owned subsidiaries shall hereinafter jointly and severally be referred to as "Customer") with the Services described in Exhibit A, Service Description, attached hereto and incorporated herein by reference. Additional requested Services, if available, will be furnished to Customer under the general terms and conditions of this Agreement and in accordance with pricing established by Global for such additional Services.

2. CHARGES: Charges for the Services shall be as set forth in Exhibit B, Service Pricing Schedule. The amount of usage of Services to be paid for by Customer shall be presumed to be that amount recorded by Global's computer system, but such presumption shall be rebuttable. Charges for requested Services for which there is no published rate shall be at a reasonable rate as mutually agreed to by Global and Customer. In addition, Customer will be charged an amount equal to any taxes, however designated, levied or based on any of the above referred to charges or Services, including State and local taxes paid or payable by Global, excluding any federal, State of local taxes based on Global's net income.
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Customer hereby agrees that its gross billings for each month in which this
Agreement is in effect shall not be less than $165,000.00. The term "gross billings" as used in this Agreement shall mean the total amount which Global bills to Customer during each month of this Agreement for Customer's use of the Authorization and Capture Services, less any taxes applicable thereto or any authorized charges incurred on behalf of Customer. Should Customer fail to meet the minimum gross billings commitment in any month of this Agreement, then Customer shall promptly remit to Global the difference between $165,000.00 and the actual gross billings for Authorization and Capture Services for such period.

Global will bill Customer monthly for all charges incurred by Customer, including any charges incurred by Global on Customer's behalf, for Customer's use of the Services as provided for in this Agreement. Customer agrees to pay Global upon receipt of each monthly invoice, and agrees further to pay a one and one-half percent (1 1/2%) per month service charge on all invoices that are not paid within twenty (20) days following such receipt. All payments shall be made in United States dollars by wire transfer to Global's account in accordance with Global's instructions. In the event that any invoice is not timely paid as provided herein, Global may, in addition to any other right or remedy which it may have under this Agreement or at law, terminate this Agreement and Customer's use of the Services if Customer does not effect payment in full within ten (10) days of Global's written demand therefor. Customer agrees to reimburse Global for all reasonable costs and expenses, including reasonable attorney's fees, incurred by Global in enforcing collection of any moneys due it under this Agreement.

3. TERM AND TERMINATION:

a. This Agreement shall remain in full force and effect for the initial term set forth on the cover page, beginning upon January 1, 1997 and shall be automatically extended for successive one (1) year periods on the same terms and conditions expressed herein, or as may be amended, unless either party gives the other party written notice of termination at least sixty
     (60) days prior to the expiration of the initial term or any extensions or renewals thereof. Termination of this Agreement shall not terminate either party's obligations that have accrued prior to discontinuance of performance by Global due to termination. Notwithstanding the foregoing and provided that Customer is not in breach of this Agreement, Customer shall have the right to extend this Agreement for an additional one hundred and eighty (180) days upon written notice to Global. Provided that Customer is not in breach of this Agreement, upon the termination of this Agreement, Global shall make available to Customer its masterfile information to assist Customer it in its conversion.

b. Except as provided in Paragraph 2 above, in the event that either party hereto fails in the performance of its obligations hereunder or breaches the terms or conditions hereof, the other party may, at its option, given written notice to the party which has failed to perform or has breached this Agreement of its intention to terminate this Agreement unless such breach or failure in performance is remedied within thirty (30) days of such notice. Failure to remedy such a breach shall make this Agreement terminable, at the option of the aggrieved party, at the end of such thirty
     (30) day period unless notification is withdrawn. Notwithstanding the foregoing, in the event Global breaches a performance standard contained on Exhibit C during any period contained therein, Customer shall have the right to notify Global and if Global breaches the same performance standard during the subsequent period, Customer shall have the right to terminate this Agreement without penalty upon thirty (30) days written notice to Global.

4. CHANGE OF CHARGES:  Global shall have the right to change the prices for any
of the Services at any time   on or after the expiration of the initial term
upon not less than thirty (30) days prior written notice to Customer. Such new price shall be guaranteed to remain at the same level for the shorter of the renewal term or a period of one (1) year from the effective date of such change.

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Notwithstanding the above requirements, Global shall have the right to increase the fees and charges paid by Customer to offset any increase in rates charged by the communications common carriers. Any such increase shall become effective on the same day as the increase in rates charged by the communications common carrier becomes effective.

Further notwithstanding the above requirements, Global shall have the right to increase such fees and charges to offset any increase to Global in the costs of providing the Services hereunder if any change in the rules, regulations or operating procedures of any payment system sponsoring organization (including, without limitation, MasterCard, VISA, American Express, Discover or JCB) or any Federal, State or local governmental agency or regulatory authority results in such cost increase. Any such increase shall become effective as of the date on which Global notifies Customer of such increase. In the event of an increase in accordance with this paragraph which Customer reasonably believes is the result of a change by any payment system sponsoring organization which Global must make to its system on behalf of all of its customers, Customer shall have the right to notify Global. If Global does not agree to revoke such increase to Customer, Customer shall have the right to terminate this Agreement without penalty upon ninety (90) days written notice provided that such notice of termination is received within ninety (90) days of Customer's receipt of notice regarding such increase.

5. USE OF THE SERVICES: Customer agrees to utilize the Services in accordance with this Agreement, its exhibits or attachments and Global's instructions and specifications and to provide Global with the necessary data in the agreed upon format to enable Global to properly furnish the Services. Customer agrees to provide Global with at least thirty (30) days written notice of any proposed changes in method of employment of the Services which could alter the volume of transactions processed by Global from Customer by more than twenty (20) percent.

6. OWNERSHIP OF PROGRAMS: Customer agrees that any programs supplied or made available to it by Global are the exclusive property of Global, its agents, suppliers, or contractors, and further agrees that such programs will not be copied or used in any manner or for any purpose other than that specifically authorized by this Agreement. This clause shall survive the termination of this Agreement.

7. LIMITATION OF LIABILITY:
   -----------------------

a. Global shall not be liable for failure to provide the Services if such failure is due to any cause or condition beyond its reasonable control. Such causes or conditions shall include but shall not be limited to, acts of God or of the public enemy, acts of the Government in either its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes, shortages of labor or materials, freight embargoes, electrical power failures during which both Global's main power source and its uninterrupted power source are affected, telecommunication failures, or other similar causes beyond Global's control and Global shall have no liability for losses, expenses or damages, ordinary, special or consequential resulting directly or indirectly from such causes. If Global's failure to provide the Services is caused by the default of a subcontractor, and if such default arises out of causes beyond the control of both Global and the subcontractor, Global shall not be liable unless the supplies or Services to be furnished by the subcontractor were obtainable from other sources on commercially reasonable terms and in sufficient time to permit Global to fulfill its obligations hereunder.

b. Global agrees to use its commercially reasonable efforts at all times to provide prompt and efficient services and to comply with the Performance Standards set forth on Exhibit C; however, Global makes no warranties or representations regarding the Services except as specifically stated in this Paragraph 7.b. Global shall use due care in providing the Services hereunder and agrees

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     that it will, at its expense, correct any errors to the extent due to the malfunction of Global's computers, operating systems or programs, or errors by Global's employees or agents. Correction shall be limited to rerunning of the job or jobs and/or recreating of data or program files. Global shall not be responsible in any manner for errors or failures of or errors in proprietary systems and programs other than those of Global, nor shall Global be liable for errors or failures of Customer's software or operational systems. THIS WARRANTY IS EXCLUSIVE AND IS IN LIEU OF ALL OTHER WARRANTIES, AND SUBSCRIBER HEREBY WAIVES ALL OTHER WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE. Should there be any failure in performance or errors or omissions with respect to the information being transmitted, Global's liability shall be limited to using commercially reasonable efforts to correct such failure in performance or errors or omissions. In the event of Global's gross negligence or willful misconduct, Global shall reimburse Customer for its direct and out of pocket damages up to the limitation of liability contained in Section 7(d). In no event, except as specifically set forth herein, shall Global be liable to Customer or any third parties (including Customer's clients) for any claim, loss or damage, ordinary, special or consequential, or otherwise, even if Global has been advised of the possibility of such damage.

     Due to the nature of the services being performed by Global, it is agreed that in no event will Global be liable for any claim, loss, liability, correction, cost, damage or expense caused by Global's performance or failure to perform hereunder which is not reported by Customer within ninety (90) days of such failure to perform.

c. Customer shall indemnify and save harmless Global from and against any and all loss, damage, or expense (or claims of damage or liability) asserted against Global by third parties and arising out of information provided to Global by Customer or Customer's customers, or arising out of the use of such information when furnished by Global to Customer's customers or to other third persons at Customer's request, or to officers, employees and agents of Customer, unless such loss, damage, or expense arises out of the negligence or willful misconduct of Global.

d. Except as set forth in the next sentence, the liability of Global in any and all categories and for any and all causes arising out of this Agreement shall, in the aggregate, not exceed three (3) month's average billing to Customer taken over the twelve (12) months preceding the month in which the damage or injury is alleged to have occurred, but if this Agreement has not been in effect for twelve (12) months preceding such date, then over such fewer number of preceding months that this Agreement has been in effect. Notwithstanding the foregoing sentence, in the event of the gross negligence or willful misconduct of Global, the liability of Global in any and all categories and for any and all causes arising out of this Agreement shall, in the aggregate, not exceed six (6) month's average billing to Customer taken over the twelve (12) months preceding the month in which the damage or injury is alleged to have occurred, but if this Agreement has not been in effect for twelve (12) months preceding such date, then over such fewer number of preceding months that this Agreement has been in effect.

e. In no event shall either party be liable to the other for special, indirect, or consequential damages.

8. PROPRIETARY INFORMATION:

a. All proprietary information disclosed by either party to the other in connection with this Agreement shall be identified as such in writing if not already identified as such herein, and shall be protected by the recipient party from disclosure to others. All software and documentation provided by Global under this Agreement is herein identified as proprietary to Global and may not

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     be transferred, modified, reverse engineered, emulated, copied or used in any way other than as specifically authorized in this Agreement. Any software and related documentation furnished by Customer to Global in connection with this Agreement is identified as proprietary to Customer, but may be retained by Global until performance under this Agreement is completed or until this Agreement is terminated, at which time such information and all copies thereof shall be returned to Customer upon request.

b. Global and Customer acknowledge that all proprietary information disclosed by either party to the other party for the purpose of work, or which comes to the attention of one of the parties, its employees, officers, and agents during the course of such work, constitutes a valuable asset. Therefore, Global and Customer agree to hold such information in confidence and shall not, except in the performance of the duties under this Agreement or with the express prior written consent of the other party, disclose or permit access to any such information to any person, firm or corporation other than persons, firms or corporations authorized by that party, and Global and Customer shall cause their officers, employees, agents, and representatives to take such action as shall be necessary or advisable to preserve and protect the confidentiality of such information.

c. Global's and Customer's obligations and agreements under this paragraph shall not apply to any information supplied that:

     (1)   was known to either party prior to the disclosure by the other, or

     (2) is or becomes generally available to the public other than by breach of this Agreement, or

     (3) otherwise become lawfully available on a nonconfidential basis from a third party who is not under an obligation of confidence to either party.

     (4) which is disclosed pursuant to a requirement or request of a government agency or court of competent jurisdiction.

d. The provisions of this Section 8 shall survive termination of this Agreement for five years.

9. MISCELLANEOUS:

a. This Agreement shall be construed in all respects under the laws of the State of Georgia, without giving effect to conflicts of laws provisions.

b. This Agreement contains the full understanding of the parties with respect to the subject matter hereof, and no waiver, alteration or modification of any of the provisions hereof, except for new Service Pricing Schedule(s) provided in accordance with Section 4 of this Agreement, shall be binding unless in writing and signed by officers of both parties. In the event Customer issues a purchase order or memorandum or other instrument covering the Services herein offered and provided, it is hereby specifically agreed and understood that such purchase order or memorandum or instrument is for Customer's internal purposes only and any and all terms and conditions contained therein, whether printed or written, shall be of no force or effect.

c. If any part of this Agreement shall be held to be void or unenforceable, such part will be treated as severable, leaving valid the remainder of this Agreement notwithstanding the part or parts found to be void or unenforceable.

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d.   Except as otherwise provided in this Agreement, notices required to be given pursuant to this Agreement shall be effective when received, and shall be sufficient if given in writing, hand delivered, sent by telegraph or First Class United States Mail, postage prepaid and addressed to the appropriate party at the address set forth on the cover page hereof.

     The parties hereto may change the name and address of the person to whom all notices or other documents required under this Agreement must be sent at any time by giving written notice to the other party.

e. Neither party to this Agreement may assign its rights or obligations under this Agreement without the express written consent of the other party which shall not be unreasonably withheld or denied, except that the obligations of either party under this Agreement may be provided or fulfilled by any parent, subsidiary, affiliate, successor corporation or subcontractor of such party so long as such party remains fully responsible for such obligations.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers and to be effective as of the date executed by Global.

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